UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2015

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

2015 Annual Meeting of Stockholders

On August 12, 2015, Intellinetics, Inc., a Nevada corporation (the “Company”), held its 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). A total of 7,123,089 shares of Common Stock, par value $.001 per share, were issued and outstanding on July 10, 2015, the record date for the 2015 Annual Meeting, and were entitled to vote thereat, of which 5,593,556 shares were present, in person or by proxy, thus constituting a quorum at the 2015 Annual Meeting.

Set forth below are the voting results on each of the three proposals submitted to and voted upon by the stockholders at the 2015 Annual Meeting, which proposals are described in the Company’s Proxy Statement for the 2015 Annual Meeting:

Proposal 1:	Election of Directors

The following nominees were elected as directors, each to serve for a term of one year and until his or her successor is duly elected and qualified, by the vote set forth below:

	For	Withheld
Matthew L. Chretien	4,175,845	177,032
Rye D’Orazio	4,038,907	313,970
Robert C. Schroeder	4,038,807	313,970
Sophie Pibouin	3,913,807	438,970
Murray Gross	4,038,807	313,970

Proposal 2:	Approval of Intellinetics, Inc. 2015 Equity Incentive Plan

The Intellinetics, Inc. 2015 Equity Incentive Plan was approved, by the vote set forth below:

For	Against	Withheld
4,320,212	32,665	0

Proposal 3:	Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment by the Audit Committee of GBQ Partners LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified, by the vote set forth below:

For	Against	Withheld
5,413,179	3,345	177,032

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ Matthew L. Chretien
Matthew L. Chretien
President and Chief Executive Officer

Dated: August 18, 2015